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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) August 26, 2004


                        ALLIED HEALTHCARE PRODUCTS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                     0-19266                  25-1370721
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(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)

                 1720 Sublette Avenue, St. Louis, Missouri 63110
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          (Address, Including Zip Code, of Principal Executive Offices)

                                  314-771-2400
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1  -  Registrant's Business and Operations

ITEM 2.02         RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On August 26, 2004, Allied Healthcare Products, Inc. announced results for the year and quarter ended June 30, 2004. A copy of the press release making that announcement is included as Exhibit 99.1 to this report on Form 8-K.

         As set forth in the announcement, for the fiscal year ended June 30, 2004, Allied had net income of $1.9 million, or 23 cents per diluted share, on sales of $59.1 million compared to a loss of $158,000, or negative 2 cents per share, on sales of $60.9 million for the 2003 fiscal year.

         For the fourth quarter ended June 30, 2004, Allied had net income of $860,000, or 10 cents per diluted share, on sales of $15.3 million compared to a loss of $106,000, or negative 1 cent per share, on sales of $14.3 million for the year earlier period.


Section 9 - Financial Statements and Exhibits


         (a)      Not Applicable

         (b)      Not Applicable

         (c)      Exhibits

                  Exhibit 99.1:    Press Release dated August 26, 2004


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Allied Healthcare Products, Inc.

                                        By: /s/ Daniel C. Dunn
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                                           Name: Daniel C. Dunn
                                           Its:  Chief Financial Officer

AUGUST 26 , 2004